[REPTRON ELECTRONICS LOGO]

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2000

Contact:   Paul J. Plante

President and Chief Operating Officer

(813) 891-4058

pplante@reptron.com

REPTRON ELECTRONICS COMMON STOCK TO TRADE ON OTCBB

Tampa, Florida, Sept. 22, 2003—Reptron Electronics, Inc. (OTCBB: REPT), an electronics manufacturing services company today reported that its stock will now be traded on the National Association of Securities Dealers’ Over-the-Counter Bulletin Board (OTCBB) effective on September 22, 2003. The Company’s common stock was previously traded on the NASDAQ Small Cap Market but was delisted effective with the opening of business on September 22, 2003 by action of the Nasdaq Listing Qualifications Panel. Its trading symbol will not change.

About Reptron

Reptron Electronics, Inc. is an electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to OEMs in a wide variety of industries. Reptron Display and System Integration provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the Company’s industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; the ability of the Company to complete and integrate acquisitions; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “appears,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.